UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000 51030 (Commission File Number)	59-343-4771 (IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 1, 2008, OccuLogix, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that, for the last 30 consecutive trading days, the Company’s common stock has not maintained a minimum market value of publicly held shares of $5,000,000 as required for continued inclusion by Marketplace Rule 4450(a)(2) (the “MVPHS Rule”).  Therefore, in accordance with Marketplace Rule 4450(e)(1), the Company will be provided 90 calendar days, or until May 1, 2008, to regain compliance.  The Nasdaq letter states that, if at any time before May 1, 2008, the minimum market value of publicly held shares of the Company’s common stock is $5,000,000 or greater for a minimum of ten consecutive trading days, Nasdaq staff will provide written notification that the Company complies with the MVPHS Rule.

The Nasdaq letter also states that, if the Company does not regain compliance with the MVPHS Rule by May 1, 2008, Nasdaq staff will provide written notification that the Company’s securities will be delisted.  At that time, the Nasdaq Marketplace Rules would permit the Company to appeal the Nasdaq staff’s determination to delist its securities to a Nasdaq Listing Qualifications Panel.  The Company is permitted to make an application to transfer its securities to The Nasdaq Capital Market if the Company’s securities satisfy the requirements for continued inclusion for The Nasdaq Capital Market.

The Nasdaq letter of February 1, 2008 has no effect on the listing of the Company’s common stock at this time.

On February 5, 2008, the Company issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of OccuLogix, Inc. dated February 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

Date: February 5, 2008
	By:	/s/Suh Kim
Suh Kim General Counsel